Exhibit T3A-13
Filed this 11th day of April, 1994
DSCB: 15-1306 (Rev. 9-89)
Commonwealth of Pennsylvania
(Line for Numbering)
Department of State
Secretary of the Commonwealth
Article of Incorporation
Domestic Business Corporation – Open
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
     In compliance with the requirements of 15 Pa. C.S. {1306 (relating to articles of incorporation), the undersigned, desiring to be incorporated as a business corporation, hereby states that:
1. The name of the corporation is:
A & M SPECIALTIES, INC.
2. The address of the initial registered office of the corporation in this Commonwealth is:
EAST MARKET STREET EXTENSION
MERCER, PA 16137
3. The corporation is incorporated under the Business Corporation Law of 1988.
4. The aggregate number of shares which the corporation shall have authority to issue is:
100,000 Common Voting Stock, no par value
5. The name and address of each incorporator is:
JOSEPH PAUL VALENTINO, ESQUIRE
194 EAST STATE STREET
SHARON, PA 16146
6. These Articles of Incorporation may be amended in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders therein are granted subject to this reservation.
7. The corporation shall not issue any shares of stock of the corporation without first offering such shares pro rata at the same price and on the same terms and conditions on which the proposed issuance is to be made, to the holders of stock of the corporation.
     IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 7th day of April, 1994.

/s/ Joseph Paul Valentino
JOSEPH PAUL VALENTINO

DateFYledTbsToSZpb Pedro A. Cortes I Secretary of the Commonwealth PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU Statement of Change of Registered Office (is Pa.c.s.) 7 Domestic Business Corporation (§ 1507) . != Foreign Business Corporation (§ 4144) II Domestic Nonprofit Corporation (§ 5507) I 1 Foreign Nonprofit Corporation (§ 6144) I I Domestic Limited Partnership (§ 8506) 1 Document will be returned to the Name name and address you enter to the left. Address Corporation Service Company A!; Commonwealth of Pennsylvania DOMESTIC — CHANGE OF REGISTERED OFFICE 2 Page(s) j T0715865116 In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that: 1. The name is: State IDS 2575141 A & M SPECIALTIES, INC. 2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: Number and street City State Zip County East Market Street Extension Mercer PA 16137 Mercer Name of Commercial Registered Office Provider County c/o: 3. Complete part (a) or (b): (a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is: Number and street City State Zip County =r\ (b) The registered office of the corporation or limited partnership shall be provided by: c/o: Corporation Service Company Dauphin Name of Commercial Registered Office Provider County

4.	Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this

17th day of May, 2007.

A & M SPECIALTIES, INC.

Name of Corporation/Limited Partnership

/s/ Gary W. LaChey Signature

Gary W. LaChey, Corporate Vice President - Finance Title